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EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                            ARKANSAS BEST CORPORATION
             EXTENDS ITS $225 MILLION CREDIT AGREEMENT BY TWO YEARS

         (Fort Smith, Arkansas, September 30, 2003) - Arkansas Best Corporation (Nasdaq: ABFS) announced that, as of Friday, September 26, 2003, it had amended and restated its existing $225 million Credit Agreement. The agreement was extended for two years and is now scheduled to mature on May 15, 2007.

         Arkansas Best filed a Form 8-K with the U.S. Securities and Exchange Commission with an attached exhibit that contains the full text of the amended and restated Credit Agreement.

         Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation.

         Contact: Mr. David E. Loeffler, Vice President, Chief Financial Officer and Treasurer

                  Telephone: (479) 785-6157

         Mr. David Humphrey, Director of Investor Relations

                  Telephone: (479) 785-6200

                                 END OF RELEASE